Exhibit 10.6
FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This First Amendment to Amended and Restated Loan and Security Agreement (the “First Amendment”) is made as of this 16th day of August, 2006 by and among
     National City Business Credit, Inc., an Ohio corporation with offices at 1965 E. Sixth Street, Cleveland, Ohio 44114, as administrative agent (in such capacity, herein the “Administrative Agent”), for the ratable benefit of the “Revolving Credit Lenders”, who are, at present, those financial institutions identified on the signature pages of this First Amendment and who in the future are those Persons (if any) who become “Revolving Credit Lenders” in accordance with the provisions of the Loan Agreement (as defined below);
     National City Business Credit, Inc., as collateral agent (in such capacity, herein the “Collateral Agent”), for the ratable benefit of the Revolving Credit Lenders;
     and
     The Revolving Credit Lenders;
     and
     Value City Department Stores LLC (in such capacity, the “Lead Borrower”), an Ohio limited liability company with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751, as agent for the following (individually, a “Borrower” and collectively, the “Borrowers”):
Said Value City Department Stores LLC (“VCDS LLC”); and
Gramex Retail Stores, Inc. (“Gramex”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and
Filene’s Basement, Inc. (“Filene’s”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751; and
Value City of Michigan, Inc. (“VC Michigan”), a Michigan corporation with its principal executive offices at 36901 Warren Road, Westland, Michigan 48185;
GB Retailers, Inc. (“GBR”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and

Retail Ventures Jewelry, Inc. (“Jewelry”), an Ohio corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224;
in consideration of the mutual covenants contained herein and benefits to be derived herefrom,
WITNESSETH:
A.	Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of July 5, 2005 (the “Loan Agreement”) among (i) the Lead Borrower, (ii) the other Borrowers, (iii) the Revolving Credit Lenders, (iv) the Administrative Agent, and (v) the Collateral Agent.

B.	The Parent has proposed to issue up to $172.5 million Premium Income Exchangeable Securities (the “PIES”), the proceeds of which will be used to substantially repay the Senior Non-Convertible Facility and to repay the Liabilities, in part, in order to provide Availability for the Borrowers under the Loan Agreement.

C.	The PIES transaction contemplates that the Parent will grant a lien on certain of the DSW Common Stock and the proceeds therefrom to secure payment of the PIES.

C.	The issuance of the PIES by the Parent and consummation of the transactions related thereto or contemplated thereby, including the grant of collateral security for the PIES, without the consent of the Majority Lenders would constitute an Event of Default under the Loan Agreement.

D.	The Parent and the Borrowers have requested that the Revolving Credit Lenders consent to the issuance of the PIES by the Parent and consummation of the transactions related thereto or contemplated thereby, waive any Events of Default arising therefrom, and modify and amend certain provisions of the Loan Agreement.

E.	The Revolving Credit Lenders have agreed to so consent, waive and modify certain provisions of the Loan Agreement as provided herein.
     Accordingly, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.	Amendments to Loan Agreement.

a.	Amendments to Article 1 of Loan Agreement. The provisions of Article 1 of the Loan Agreement are hereby revised as follows:
(a)	The definition of “Excluded Property” is hereby amended as follows:
(i) by adding the following new clause thereto immediately before the proviso:
(g) the PIES Collateral;
(ii) by deleting the proviso thereto in its entirety and substituting the following in its stead:
provided that, the Proceeds realized from any of the foregoing (other than Proceeds of the property described in clauses (f) and (g)) shall not be deemed Excluded Property but shall constitute Collateral.
(b)	The definition of “Fee Letter” is hereby deleted in its entirety and the following substituted in its stead:

“Fee Letter”: That letter dated March 10, 2005 and styled “Fee Letter” between the Lead Borrower and the Administrative Agent, as such letter may from time to time be amended.

(c)	The definition of “Intercompany Notes” is hereby amended by deleting the second sentence thereof and substituting the following in its stead:

The Intercompany Notes outstanding as of the First Amendment Effective Date are set forth on Exhibit 1.3 hereto and as of the PIES Closing Date, after giving effect to the distribution of the proceeds thereof, shall include the VCDS Note, but exclude the RVI Note.

(d)	The definition of “Non-Convertible Senior Collateral” is hereby deleted in its entirety and the following substituted in its stead:

“Non-Convertible Senior Collateral” means the sum of $500,000 (plus interest accruing thereon) deposited in account numbers 984865217 and 984865225 maintained in the name of VCDS LLC with National City Bank, and any investment property resulting from such deposit, which accounts and investment property have been pledged as security for the Senior Non-Convertible Facility.

(e)	Clause (g) of the definition of “Permitted Disposition” is hereby deleted in its entirety and the following substituted in its stead:

(g) as long as no Event of Default then exists or would arise therefrom, the sale or other transfer of the capital stock of DSW owned by the Parent in order to pay taxes of the Parent and its Subsidiaries then due (or resulting from such sale) or to pay the Indebtedness owed by the Parent on account of, or in connection with, the PIES; and
(f)	The definition of “Permitted Indebtedness” is hereby amended by deleting the word “and” at the end of clause (l), relettering clause (m) as clause (o) and adding the following new clauses (m) and (n):
(m)	Indebtedness owed by the Parent under the PIES;

(n)	Indebtedness owed by VCDS LLC and Filene’s to the Parent on account of the VCDS Note; and
(g)	The definition of “Senior Non-Convertible Facility” is hereby deleted in its entirety and the following substituted in its stead:

“Senior Non-Convertible Facility”: The loans from CCM and Shottenstein Stores Corporation each in the principal amount of $250,000 evidenced by certain promissory notes dated as of the PIES Closing Date.

(h)	The following definitions are hereby added to Article I of the Loan Agreement in appropriate alphabetical order:

“First Amendment Effective Date”: August 16, 2006.

“PIES” : The Premium Income Exchangeable Securities up to $172.5 million pursuant to an Indenture dated August 16, 2006 between the Parent and HSBC Bank USA, National Association, as trustee.

“PIES Closing Date”: The date on which the PIES are issued and the Parent receives the proceeds therefrom.

“PIES Collateral”: Certain of the Capital Stock of DSW consisting of Class B common shares in the amounts required by the Indenture evidencing the PIES and the Proceeds therefrom, iincluding, without limitation, (i) any Proceeds payable to holders of DSW Common Stock received on a cash merger, reclassification or sale of all or substantially all of the assets of DSW, and (ii) any Proceeds payable to the holders of the PIES in the form of the Capital Stock of DSW consisting of Class A common shares for which the Class B common shares may be exchanged.

“VCDS Note”: That certain promissory note made by VCDS LLC and Filene’s. in favor of the Parent dated as of August 16, 2006 evidencing obligations of VCDS LLC and Filene’s to the Parent as a result of the Parent’s loan of certain proceeds from the PIES to VCDS LLC and Filene’s, which promissory note shall be in satisfactory in form and substance to the Administrative Agent.
3.	Amendments to Article 2 of the Loan Agreement. The provisions of Section 2.11(a) of the Loan Agreement are hereby amended by adding the following at the end thereof:
The Borrowers shall repay a portion of the principal balance of the Loan Account with a portion of the proceeds received on account of the repayment of the RVI Note and/or received in connection with the VCDS Note.
4.	Amendments to Article 5 of the Loan Agreement. The provisions of Article V of the Loan Agreement are hereby amended as follows:
a.	The provisions of Section 5.16(a) of the Loan Agreement are hereby amended by adding the following at the end thereof:
In addition, as long as no Event of Default then exists or would arise therefrom, the Borrowers may make other cash dividends or distributions to the Parent for the sole purpose of paying interest, fees and other charges (but not principal) on account of the PIES, provided that no such dividends or distributions may be made unless the payments made on account of the VCDS Note are not sufficient to pay such interest, fees and other charges, and provided further that such dividends and distributions, when combined with loans made under clause (vii) of Section 5.17(f), shall not exceed $4,000,000 in the aggregate in any fiscal year.
b.	The provisions of Section 5.17(f) of the Loan Agreement are hereby amended by adding the following at the end of clause (v) thereof immediately prior to the proviso:
, (vi) on account of the VCDS Note, and (vii) as long as no Event of Default then exists or would arise therefrom, other loans to the Parent for the sole purpose of paying interest, fees and other charges (but not principal) on account of the PIES, provided that no such loans may be made unless the payments made on account of the VCDS Note are not sufficient to pay such interest, fees and other charges, and provided further that such loans, when combined with dividends and distributions made under the last sentence of Section 5.16(a), shall not exceed $4,000,000 in the aggregate in any fiscal year; and

c.	The provisions of Section 5.25(a)(ii)(A) of the Loan Agreement are hereby amended by adding the following at the end thereof:
     or from the net cash proceeds of the PIES; or
d.	The provisions of Article V of the Loan Agreement are hereby amended by adding the following new Sections thereto:

e.	5.28 Restrictions on Payment of PIES.
(a)	The PIES may be paid only as follows:
i)	Interest on the PIES may be paid in cash in the ordinary course in accordance with the terms of the documents evidencing the PIES;

ii)	Principal on the PIES may be paid only by the delivery of all or any part of the PIES Collateral; provided that no cash payments of principal on account of the PIES may be made (other than from Proceeds constituting the PIES Collateral) without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.
(b)	The Loan Parties shall not hereafter effect or permit any changes in or amendment to the PIES or any instruments, agreements or documents relating thereto, which would (i) accelerate any date for any payment or prepayment of principal, interest, fees or other amounts due thereunder, (ii) increase the rate of interest, any fees or other amounts payable thereunder, (iii) require the Loan Parties to repay the principal of the PIES in cash, (iv) grant any collateral for the PIES (other than the PIES Collateral), or (v) otherwise be adverse to the Revolving Credit Lenders (including, without limitation, any modification which could reasonably likely be expected to have a Material Adverse Effect).
5.29	Restrictions on Payment of VCDS Note.
(a) As long as no Default or Event of Default then exists or would arise therefrom, the Loan Parties may make regularly scheduled payments of principal and interest on the VCDS Note to the Parent.
(b) The Loan Parties shall not prepay the VCDS Note, in whole or in part, at any time, without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.

5.	Amendments to Exhibits to Loan Agreement. Exhibit 1.3 [Intercompany Notes] to the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit 1.3 attached hereto and incorporated by reference herein.

6.	Representations and Warranties. The Borrowers hereby restate and reaffirm all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents as of the date hereof.

7.	Conditions Precedent to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
a.	This First Amendment shall have been duly executed and delivered by the Majority Lenders and the other parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this First Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.	The Lead Borrower and each other Loan Party shall each have delivered the following to the Administrative Agent, in form and substance satisfactory to the Administrative Agent:
(a)	Certificate of each Loan Party’s Secretary of the due adoption, continued effectiveness, and setting forth the text of each corporate resolution adopted in connection with the loan arrangement, as modified by the First Amendment, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

(b)	Opinion of counsel to the Loan Parties.
d.	The Administrative Agent shall have received the consent of the holders of the Senior Non-Convertible Facility to this First Amendment.

e.	All costs and expenses incurred by the Agents in connection with the preparation and negotiation of this First Amendment and related documents (including the fees and expenses of counsel to the Agents), shall have been paid in full.

f.	No Default or Event of Default shall be then occurring.

g.	The Loan Parties shall have executed and delivered to the Administrative Agent such other documents, instruments, and agreements as may be required by the Administrative Agent.
8.	Conditions Precedent to PIES Transaction. Notwithstanding anything to the contrary contained in this First Amendment, the Borrowers shall not consummate the transactions contemplated by the PIES, and the amendments set forth in Paragraphs 2(d), 2(e), and 2(f) hereof shall not become effective, until each of the following have been fulfilled to the satisfaction of the Administrative Agent:
a.	The Administrative Agent shall have received the written agreement of the holders of the Senior Non-Convertible Facility terminating the Intercreditor Agreement, effective upon delivery of a portion of the proceeds from the PIES to reduce the Senior Non-Convertible Facility, and agreeing to promptly thereafter (i) assign and deliver to the Collateral Agent all leasehold mortgages, stock certificates, stock powers and other documents and agreements evidencing or relating to the Collateral, and (ii) terminate (or authorize the Administrative Agent to terminate on their behalf) all of such holders’ Encumbrances on the Collateral, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent.

b.	The Administrative Agent shall have received copies of all documents and agreements relating to the PIES and the VCDS Note such documents and agreements shall be reasonably satisfactory to the Administrative Agent. The Parent shall have received gross proceeds from the PIES in an amount of at least $125,000,000.

c.	All costs and expenses incurred by the Agents (including the fees and expenses of counsel to the Agents), shall have been paid in full.

d.	No Default or Event of Default shall be then occurring.

e.	The Loan Parties shall have executed and delivered to the Administrative Agent such other documents, instruments, and agreements as may be required by the Administrative Agent.
9.	Miscellaneous.
a.	The Administrative Agent shall take such action and execute such instruments, at the Loan Parties’ expense, as the Parent may reasonably request in order to confirm that the Collateral does not include the PIES Collateral.

b.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

c.	This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

e.	The Loan Parties shall pay on demand all costs and expenses of the Agents, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this First Amendment.

f.	This First Amendment and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of State of Ohio.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

BORROWERS:	VALUE CITY DEPARTMENT STORES LLC
	By:	/s/ James A. McGrady
		Name:	James A. McGrady
		Title:	Vice President

GRAMEX RETAIL STORES, INC.
	By:	/s/ James A. McGrady
		Name:	James A. McGrady
		Title:	Chief Financial Officer

FILENE’S BASEMENT, INC.
	By:	/s/ James A. McGrady
		Name:	James A. McGrady
		Title:	Chief Financial Officer

VALUE CITY OF MICHIGAN, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

GB RETAILERS, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

RETAIL VENTURES JEWELRY, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

NATIONAL CITY BUSINESS CREDIT, INC. (Administrative Agent, Collateral agent and revolving credit lender)
By:	/s/ Joseph L. Kwasny
	Name:	Joseph L. Kwasny
	Title:	Director

BANK OF AMERICA, N.A.
By:	/s/ Christine M. Scott
	Name:	Christine M. Scott
	Title:	Director

WELLS FARGO RETAIL FINANCE II, LLC
By:	/s/ Cory Loftus
	Name:	Cory Loftus
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Manual Borges
	Name:	Manual Borges
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Rebecca A. Ford
	Name:	Rebecca A. Ford
	Title:	Duly Authorized Signatory

HSBC BUSINESS CREDIT (USA), INC.
By:	/s/ Jimmy Schwartz
	Name:	Jimmy Schwartz
	Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
By:	/s/ Vicky Geist
	Name:	Vicky Geist
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Sara H. DeKuiper
	Name:	Sara H. DeKuiper
	Title:	Vice President